Exhibit 99(h)(8)

FIRST AMENDMENT TO AMENDED AND RESTATED

TRANSFER AGENT AND SHAREHOLDER SERVICING AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED TRANSFER AGENT AND SHAREHOLDER SERVICING AGREEMENT (“First Amendment”) is made and entered into effective as of September 18, 2018, by and among First American Funds, Inc., a Minnesota corporation (“Fund”), U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”) and U.S. Bancorp Asset Management, Inc., a Delaware corporation (“USBAM”).

WHEREAS, the Fund, USBFS and USBAM are parties to that certain Amended and Restated Transfer Agent and Shareholder Servicing Agreement, dated effective as of June 30, 2016 (“Agreement”); and

WHEREAS, the parties desire to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Section 2.20. Section 2.20 of the Agreement shall be amended to read as follows:

“2.20 USBFS shall (i) accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of Shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the National Securities Clearing Corporation (“NSCC”) on behalf of NSCC’s participants, including the Fund), in accordance with instructions transmitted to and received by USBFS by transmission from the NSCC on behalf of participants that have been established by, or in accordance with, the instructions of authorized persons, (ii) issue instructions to the Fund’s designated NSCC participant banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its participants), (iii) provide account and transaction information from the affected Fund’s records on USBFS’s computer system (“System”) in accordance with NSCC’s Networking and Fund/SERV rules, and (iv) maintain shareholder accounts on the System through Networking.”

2.            Fee Schedule. The fee schedule attached as Exhibit B to the Agreement shall hereby be deleted and replaced with the fee schedule attached as Exhibit B to this First Amendment.

3.            Entire Agreement. Except as amended hereby, the Agreement shall remain in full force and effect. Any references to the Agreement shall be deemed to be the Agreement, as amended by this First Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

First American Funds, Inc.

By:	/s/ Jill M. Stevenson
Name:	Jill M. Stevenson
Title:	Treasurer

U.S. Bancorp Fund Services, LLC

By:	/s/ Anita M. Zagrodnik
Name:	Anita M. Zagrodnik
Title:	Senior Vice President

U.S. Bancorp Asset Management, Inc.

By:	/s/ James D. Palmer
Name:	James D. Palmer
Title:	Chief Investment Officer

EXHIBIT B

See Exhibit B attached.

EXHIBIT B

Transfer Agent, Shareholder & Account Services Fee Schedule Annual Service Charges to the Fund Shareholder Account Fee (Subject to Minimums)
▪	No-Load Fund Accounts	$15.00 per open account
▪	Load Fund Accounts	$16.00 per closed account
▪	Daily Accrual Fund Accounts	$21.00 per open account
▪	Closed Accounts	$2.50 per closed account

Annual Minimums (Existing Funds)
▪	$30,000 per no-load fund
▪	$36,000 per load or daily accrual fund
▪	$18,000 each additional class
▪	$12,500 per each B share class (Eff. 1/1/2010)

New Funds/Classes Annual Minimums (Eff. 2/1/2010)
▪	$12,500 per class – Year 1
▪	$15,000 per class – Following Year 1

Money Market Reform Charges
▪	$50,000 – DST Annual Fee

Activity Charges
▪	Telephone Calls - $1.00 /minute

▪	Voice Response Call - $0.35 /call

▪	E-mail Services
−	$200 /month administration
−	$3.00 /e-mail received
▪	Draft Check Processing - $3.00 /draft

▪	Daily Valuation Trades - $10.00 /trade

▪	Lost Shareholder Search - $5.00 /search

▪	AML New Account Service - $1.00 /new domestic and $2.00 /new foreign

▪	AML Annual Base Fee $5,000 (Per Fund Complex)

▪	ACH/EFT Shareholder Services

−	$125.00 /month/fund group

−	$0.50 /ACH item, setup, change

−	$5.00 /correction, reversal

▪	$15.00 / outgoing wire transfer

Miscellaneous Fees
▪	Telephone toll-free lines, call transfers, etc.

▪	Mailing, sorting and postage

▪	Stationery

▪	Programming, special reports

▪	Insurance, record retention, microfilm/fiche

▪	NSCC charges

▪	Any additional expenses, agreed to in advance by the Fund, reasonable incurred by USBFS in the performance of its duties and obligations under this Agreement

Service Charges to Investors Qualified Plan Fees (Billed to Investors)
▪	$25.00 /transfers to successor trustee

▪	$25.00 /participant distribution (excluding SWPs)

▪	$25.00 /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)
▪	$15.00 /overnight delivery

▪	$25.00 /return check or ACH

▪	$25.00 /stop payment

▪	$ 5.00 /research request per account (Cap at $25.00 /request) (For requested items of the second calendar year [or previous] to the request)

U.S. Bancorp Fund Services, LLC	1

Technology Charges
▪	Fund Setup - $750 /cusip

▪	NSCC Service Interface – All NSCC Services - $1,400 /cusip/year

▪	Telecommunications and Voice Services

−	Service Setup - $1,650 ATT transfer connect

−	VRU Setup - $500 /fund group

−	VRU Maintenance - $100 /cusip/month (Class A), $75 /cusip/month (Class B), $50 /cusip/month (Class C)

▪	$0.35 /voice response call

▪	Asset Allocation Services - $8.00 /account group/year (4 reallocations)
▪	12b-1 Aging - $1.50 /account/per
▪	Average Cost - $0.36 /account/year
▪	Development/Programming - $150 /hour
▪	File Transmissions – subject to requirements
▪	Selects - $300 per select
▪	Extraordinary services – charged as incurred
−	Conversion of Records (if necessary) – Estimate to be provided
−	Custom processing, re-processing
−	All other extraordinary services

Fees are billed monthly.

Internet Services Annual Fee Schedule (paid by USBAM)

VISION MUTUAL FUND GATEWAY – Permits brokers/dealers, financial planners, and RIAs to use a web-based systems to perform order and account inquiry, execute trades, print applications, review prospectuses and establish new accounts

▪	Inquiry Only:

−	Inquiry - $0.05 per event
−	Per broker ID - $5.00 per month per ID
▪	Transaction Processing
−	Implementation - $5,000 per management company
−	Transaction – purchase, redeem, exchange, literature order - $0.50 per event
−	New Account Setup – may contain multiple fund/accounts - $3.00 per event
−	Monthly minimum charge - $500 per month

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small brokers/dealers for import into a variety of financial planning software packages

▪	Base Fee Per Management Company – file generation and delivery - $6,000 per year
▪	Per Record Change
−	Rep/Branch/ID - $0.018
−	Dealer - $0.012
−	Price Files - $0.002 or $1.75 /user/month, whichever is less

IMAGE AND/OR COLD ON-LINE ACCESS – On-line internet access to U.S. Bancorp shareholder document images, statements and tax advices (COLD)

▪	Setup - $1,500 initial setup per concurrent connection (up to 5 workstations each)

▪	Service - $325 /month/concurrent connection

Recordkeeping Application Access

▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers

-	$1,500 implementation
-	$500 per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
-	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
-	$500 implementation
-	$200 per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.

U.S. Bancorp Fund Services, LLC	2

-	$2,500 implementation
-	$350 per ID per month (Waived)
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
-	$1,000 implementation
-	$200 per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.

-	$13,500 implementation
-	$400 per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
-	$1,500 implementation
-	$2,600 per month

U.S. Bancorp Fund Services, LLC